Exhibit 23.15

Anthony O’Sullivan

c/o TMC the metals company Inc.

1111 West Hastings Street, 15th Floor

Vancouver, BC V6E 2J3

CANADA

CONSENT OF QUALIFIED PERSON

Anthony O’Sullivan (the “Qualified Person”), in connection with the Current Report on Form 8-K, dated on or about the date hereof (the “Form 8-K”), of TMC the metals company Inc. (the “Company”), consents to:

•	the filing and use of the technical report summary titled “Initial Assessment of TOML and NORI Properties, Clarion-Clipperton Zone” with an effective date of August 4, 2025 (the “Technical Report Summary”), prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (“S-K 1300”), as an exhibit to and referenced in the Form 8-K;

•	the incorporation by reference of the Technical Report Summary into the Company’s Registration Statements on Form S-8 (File Nos. 333-261221, 333-265318, 333-265319, 333-270875, 333-270876, 333-278222, 333-278223, 333-286191 and 333-286192) and Form S-3 (File Nos. 333-267479, 333-275822 and 333-260126) (collectively, including any amendments or supplements thereto or any other Registration Statement relating thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the “Registration Statements”);

•	the use of, and references to, my name, including my status as an expert or “qualified person” (as defined in S-K 1300) and my role and position with the Company, in the Form 8-K, the Technical Report Summary and the Registration Statements; and

•	the use of the information derived, summarized, quoted or referenced from the Technical Report Summary, or portions thereof, that was prepared by me, that I supervised the preparation of and/or that was reviewed and approved by me, that is included in or incorporated by reference into the Form 8-K and the Registration Statements.

The Qualified Person is responsible for authoring, and this consent pertains to, Sections 1.2, 1.3, 1.7, 3.1, 3.1.1, 3.1.1.1, 3.1.2, 3.1.2.1, 3.2, 3.2.1, 3.2.2, 5.2, 5.4, 6.7, 6.11.3, 7.5.1, 7.5.2, 7.6.1, 7.7.1, 7.7.2, 7.7.3, 7.7.4, 7.7.5, 8.2, 9.1, 16, 22.1 and 22.9 of the Technical Report Summary.

Dated this August 4, 2025

/s/ Anthony O’Sullivan
Anthony O’Sullivan, a Qualified Person